UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2009

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Compensation Study Overview.

In March of 2008, the Compensation Committee of the Genesee & Wyoming Inc. (“GWI” or the “Company”) Board of Directors (the “Board”) engaged Frederic W. Cook & Co. (“Cook”), an independent compensation consultant to complete a market compensation study on the senior executive team of GWI, including certain Executive Officers1 (“Compensation Study”). The goal of the Compensation Study was to ensure the continued alignment of our executive compensation programs with GWI’s business objectives and performance and to ensure that GWI’s compensation programs attract, retain and reward executives who contribute to our long-term success and increase shareholder value.

The Compensation Study included the development of a group of 21 public companies with similar attributes to GWI, which peer group was used as an external reference point in benchmarking each element of GWI’s compensation, including base salary, annual bonus opportunities, long-term equity incentives and other compensation. GWI was positioned relative to the benchmark group as follows: at or slightly above the 25th percentile for company size, at the median in terms of financial performance and at the 75th percentile for shareholder return.

Relative to the peer group, it was determined that the historical total compensation for the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) were below the 25th percentile, and the other Executive Officers were generally at the 25th percentile. Following the review of the peer group data and prior to making adjustments to the 2009 compensation program, the Compensation Committee obtained performance reviews of each of the Executive Officers (other than the CEO) from the CEO, and also completed a formal review of the CEO’s performance (including input from the Board and selected members of management). In light of the positive Executive Officer and CEO performance reviews, as well as GWI’s financial performance and growth, the Compensation Committee undertook to generally align 2009 Executive Officer compensation levels with the 50th percentile of compensation for the peer group.

Subsequent to establishing the general compensation target of the 50th percentile of the peer group and prior to finalizing its compensation decisions, the Compensation Committee updated the peer group comparison in early December. At that time, the consummation of several acquisitions by the Company during 2008 and above-market stock price performance during 2008 combined to place the GWI above the 50th percentile in total assets, market capitalization, financial performance and stockholder returns. Despite GWI’s relatively strong performance in 2008 and a favorable evaluation of the CEO’s performance, the CEO and the Compensation Committee re-evaluated the compensation targets during January and early February 2009 in light of the weak economic environment. The Compensation Committee determined that retaining the 50th percentile general compensation target remained in the Company’s best interest given the below-market compensation the Company’s Executive Officers had received for the preceding several years and the Committee’s belief that retaining and motivating the executive team was important to continued success in executing GWI’s strategy. Nevertheless, in light of the weak economic environment, the CEO requested that his total direct compensation be reduced below the general target, and the Compensation Committee established his total compensation for 2009 at the approximate 30th percentile of the peer group, which represented a $1.2 million reduction from the 50th percentile.

In a related matter, in recognition of the weak economic environment, the Executive Chairman and the independent members of the Board voluntarily reduced their previously-established 2009 total target

[1]	The Executive Chairman, Mortimer Fuller, was not included in the study because his compensation is established by contract through December 31, 2009.

compensation by 5%. Neither the compensation of the Executive Chairman nor the compensation of the independent directors was part of the Compensation Study.

Set forth below is a summary of the material changes to the various elements of compensation that were approved by the Compensation Committee on February 9th, 2009 for each of the Executive Officers. All changes will be effective as of January 1, 2009. The net effect of the changes discussed above is an increase in annual compensation of approximately $1.6 million, of which $1.0 million is expected to be recorded in 2009.

Genesee & Wyoming Inc.

2009 Compensation

Name	M. Fuller	J. Hellmann	T.J. Gallagher	J. Benz	A. Fergus	C. Liucci
Title	Executive Chairman	Chief Executive Officer	Chief Financial Officer	Chief Operating Officer	General Counsel	Chief Accounting Officer
2009 Base Salary	$708,923	$703,000	$405,000	$348,000	$300,000	$194,580
$ Change from 2008	$20,648	$155,000	$86,000	$81,000	$50,000	$6,580

2009 Target Cash Bonus	$354,462	$562,400	$243,000	$208,800	$150,000	$68,103
2009 Target Bonus as a % of Base Salary	50%	80%	60%	60%	50%	35%
2008 Target Bonus as a % Base Salary	50%	70%	50%	50%	40%	35%
$ Change from 2008	$10,324	$178,800	$83,500	$75,300	$50,000	$2,303

Total Annual Cash Compensation	$1,063,385	$1,265,400	$648,000	$556,800	$450,000	$262,683

2009 Long-Term Incentives (LTI) (1)	$433,546	$1,230,250	$607,500	$522,000	$300,000	$163,447
2009 LTI as a % of Base Salary	61%	175%	150%	150%	100%	84%
2008 LTI as a % of Base Salary	75%	140%	140%	140%	100%	100%

$ Change from 2008	$(82,670)	$462,280	$160,900	$148,200	$50,000	$(24,553)

Total Direct Compensation	$1,496,931	$2,495,650	$1,255,500	$1,078,800	$750,000	$426,130

Other Compensation (2)	$367,838	$96,200	$96,800	$115,800	$64,800	$54,800

Total Compensation	$1,864,769	$2,591,850	$1,352,300	$1,194,600	$814,800	$480,930
$ Change from 2008	$(71,226)	$796,880	$331,200	$309,300	$205,800	$34,130

Note 1:	As of 2009, Long-Term Incentives will be awarded in four equal installments on February 28th, May 31st, August 31st and November 30th.

Note 2:	Certain amounts included in “Other Compensation” are estimated based on historical costs.

Establishment of 2009 Target Bonuses.

On February 9, 2009, the Compensation Committee of GWI approved the key terms of the 2009 annual cash bonus plan, which is incorporated under the Company’s Amended and Restated 2004 Omnibus Incentive Plan (the “Plan”). As set forth in the Plan, which was most recently approved by the GWI’s stockholders at the 2007 Annual Meeting of stockholders, the Committee may choose from a range of defined performance measures. For fiscal year 2009, as was the case in the prior years, the Compensation Committee approved financial and safety performance goals and bonus formulas under the GWI Genesee Value Added methodology. The Genesee Value Added corporate financial performance goals for GWI and each of its regions are derived from return on invested capital measurements. The Genesee Value Added corporate safety performance goals for GWI and each of its regions are derived from ratios of the number of reportable injuries, as defined by the Federal Railroad Administration, to man hours worked.

The following table illustrates the 2009 target amount of annual cash bonus payments for senior executives of GWI, established in conjunction with the Compensation Study, as well as the relative weights assigned to each performance measure for such individuals:

		Relative weighting of different criteria in determining Annual Cash Bonus Amount
Principal Position	Target Annual Cash Bonus Amount as a percentage of base salary	Corporate Financial Performance	Corporate Safety Performance	Individual Performance Goals
Executive Chairman	50%	85%	15%	—
President and Chief Executive Officer	80%	85%	15%	—
Chief Financial Officer	60%	85%	15%	—
Chief Operating Officer	60%	80%	20%	—
General Counsel & Corporate Secretary	50%	35%	15%	50%
Chief Accounting Officer	35%	35%	15%	50%
Most other Corporate Officers	35%-50%	35%-85%	15%	0%-50%(1)

(1)	Certain other corporate executives with non-operational responsibilities also have individual performance goals, which are tied to the attainment of strategic or operational initiatives and vary depending on the positions held by such persons.

Corporate financial performance based bonuses can vary from zero to 200% of the target bonus amounts. To the extent that GWI generates a financial performance based bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the excess amount (positive or negative, as applicable) is carried forward to determinations of the subsequent year’s bonus amount. However, no employee has any right to the excess positive amounts if his or her employment ends prior to the payment of such excess amounts, and no employee has any obligations related to excess negative amounts if his or her employment terminates. Safety performance based bonuses can vary from less than zero to 200% of the target bonus amounts. In the event safety performance yields a bonus that is less than zero in any one year, any negative amount can reduce the amount of any financial or individual performance based bonus in that year.

The actual bonuses payable for fiscal year 2009 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee.

Payment of 2008 Bonuses to Certain Executive Officers.

On February 4, 2009, the Compensation Committee approved the payment of annual cash bonuses to certain executive officers, which were calculated based on GWI’s 2008 performance, compared to financial and safety performance targets established in accordance with the previously disclosed Genesee Value Added methodology in February 2008. The amounts are as set forth below:

Principal Position	2008 Bonus Payments
Executive Chairman	$440,000
President and Chief Executive Officer	$491,000
Chief Financial Officer	$204,000
Chief Operating Officer	$223,000
General Counsel and Corporate Secretary	$100,000
Chief Accounting Officer	$ 80,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

February 10, 2009	By:	/s/ Allison M. Fergus

	Name:	Allison M. Fergus
	Title:	General Counsel & Corporate Secretary